NINTH AMENDMENT TO CREDIT AGREEMENT


      THIS NINTH AMENDMENT TO CREDIT AGREEMENT effective as of February 1, 2000, by and among AJAY SPORTS, INC., a Delaware corporation, LEISURE LIFE, INC., a Tennessee corporation, PALM SPRINGS GOLF, INC., a Colorado corporation, AJAY LEISURE PRODUCTS, INC., a Delaware corporation, and PRESTIGE GOLF CORP., a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers"), and WELLS FARGO CREDIT, INC. ("Wells Fargo").

                                    RECITALS

      Borrowers and Wells Fargo are parties to that certain Credit Agreement dated as of June 30, 1998, as amended by eight prior amendments ("Agreement"). Borrowers and Wells Fargo desire to revise the Agreement in the manner set forth herein. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrowers and Wells Fargo agree as follows:

     1. Revised Definition. The definition of "Additional Amount" is hereby amended in its entirety to read as follows:

            "Additional Amount" means, between February 1, 2000 and February 29, 2000, the lesser of $750,000 or 85% of the market value of the 306,719 shares of Williams Controls, Inc. stock pledged to Wells Fargo as Collateral based on the list price on Nasdaq at the close of business on the most recent Friday. After January 31, 2000, "Additional Amount" shall mean $0.

     2. Accommodation Fee. As consideration for Wells Fargo entering into this Ninth Amendment, Borrowers hereby agree to pay Wells Fargo an accommodation fee of $4,000 on March 1, 2000.

     3. Effective Date. This Ninth Amendment shall be effective as of February 1, 2000 upon: (i) the execution of this Ninth Amendment by Borrowers and Wells Fargo; and (ii) execution and delivery by Acrodyne Corporation, a Michigan corporation, to Wells Fargo of the Pledge Agreement between Pledgor and Wells Fargo and delivery of the 150,000 shares of the common stock of Williams Controls, Inc. which are the subject of the Pledge Agreement.

     4. Ratification. Except as otherwise provided in this Ninth Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.
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     5.   One Agreement.  The  Agreement,  as modified by the provisions of this
          Ninth Amendment, shall be construed as one agreement.

     6. Counterparts. This Ninth Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

     7.   Oregon Statutory Notice.

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY WELLS FARGO AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY WELLS FARGO TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, the parties have executed this Ninth Amendment to Credit Agreement as of the date first above written.

AJAY SPORTS, INC.                       LEISURE LIFE, INC.

By:________________________________     By:___________________________________
Title:_____________________________     Title:________________________________

PALM SPRINGS GOLF, INC.                 AJAY LEISURE PRODUCTS, INC.

By:________________________________     By:___________________________________
Title:_____________________________     Title:________________________________


PRESTIGE GOLF CORP.                     WELLS FARGO CREDIT, INC.

By:________________________________     By:___________________________________
Title:_____________________________     Title:________________________________